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                                                                   EXHIBIT 10.10

                                PROMISSORY NOTE


$_______________ (U.S.)                                      Seattle, Washington

                                                               October 8, 1999

     For value received, the undersigned, _________, promises to pay on demand to the order of Avenue A, Inc., a Washington corporation (the "Company"), the principal sum of ____________________________________________ Dollars
($____________) with interest compounded annually from the date hereof at a rate equal to the greater of (i) the applicable federal rate for a demand note as determined on the date hereof and redetermined each year on the anniversary date of this Note, or (ii) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code of 1986, as amended, from the date hereof on the unpaid balance until this Note, including the interest thereon, is paid in full, such interest to be paid annually on each anniversary date of this Note.

     If default be made in the payment of any sum when due, then, at the option of the holder of this Note, the entire indebtedness hereby represented shall become immediately due and payable without notice. As long as this Note is in default, then, at the option of the holder hereof, without prior notice, the principal sum and interest shall bear interest from such default until paid at the rate of twelve percent (12 %), compounded quarterly, or the maximum rate permitted by law, whichever is less.

     Principal and interest are payable in lawful money of the United States of America at such place as the holder may designate. All payments of principal and interest hereunder shall be applied first against accrued interest and then against principal. The undersigned shall have the right, upon payment of all accrued interest to the date of payment, to pre-pay at any time in advance of maturity, without premium or penalty, all or any part of the principal amount of this Note.

     If suit is brought on this Note, or if it is placed in the hands of an attorney for collection, after any default in any payment, the undersigned promises and agrees to pay all costs of collection, including attorneys' fees, incurred thereby. Such costs of collection include, without limitation, any attorneys' fees and costs incurred by the holder in a bankruptcy case or proceeding in which the undersigned is a debtor.

     This Note, which is full recourse, is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of the Stock Purchase Agreement. This Note is to be construed in all respects and enforced according to the laws of the State of Washington, without regard for any choice of law rules that might be asserted to subject this
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Note to the laws of any other jurisdiction. Presentment, notice of dishonor and protest are waived by the undersigned.

     This Note shall be fully binding on and inure to the benefit of the successors, heirs, legal representatives and assigns of the parties hereto.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                              Signature:


                              ____________________________________

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                                   SCHEDULE A

Name                          Amount
-------------------------------------

     Brian P. McAndrews      $676,000
     Robert M. Littauer      $100,000
     Clark Kokich            $54,959
     Jeffrey M. Miller       $44,835
     Anna Collins            $43,967
     Michael T. Galgon       $29,013
     Neve R. Savage          $11,570


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